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                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
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                            FORM 8-A
       For Registration of Certain Classes of Securities
            Pursuant to Section 12(b) or (g) of the
                 Securities Exchange Act of 1934

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             VASCO Data Security International, Inc.
      ------------------------------------------------------
      (Exact Name of Registrant as Specified in its Charter)


             Delaware                          36-4169320
      -----------------------              ------------------
      (State of Incorporation               (I.R.S. Employer
         or Organization)                  Identification No.)

 1901 South Meyers Road, Suite 210
    Oakbrook Terrace, Illinois                    60181
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(Address of Principal Executive Offices)        (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                                          Name of each exchange
       Title of each Class               on which each class is
       to be so registered                   to be registered

              NONE                                 N/A
       -------------------                ---------------------

       -------------------                ---------------------

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the
following box                                              / /

     If this Form relates to the registration of a class of
securities pursuant to Section 12(g) and is effective pursuant to
General Instruction A.(d), check the following box.        /X/

     Securities Act registration statement file number to which this form relates: __________________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                 Common Stock, $.001 Par Value
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                         (Title of Class)

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          INFORMATION REQUIRED IN REGISTRATION STATEMENT

     Item 1.  Description of Registrant's Securities to be
Registered.

     The registrant hereby incorporates by reference the descriptions of the securities registered hereby (the "Securities") set forth under the caption "Description of Capital Stock of New Vasco" on page 129 of the registrant's final Proxy Statement/Prospectus contained in its Registration Statement on Form S-4 (File No. 333-35563), under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission ("SEC") on September 12, 1997, as amended by Pre-Effective Amendment No. 1 filed with the SEC on October 27, 1997, Pre-Effective Amendment No. 2 filed with the SEC on November 24, 1997, Pre-Effective Amendment No. 3 filed with the SEC on January 27, 1998, and Pre-effective Amendment No. 4 filed with the SEC on February 5, 1998.

     Item 2.   Exhibits.

EXHIBIT
NUMBER    DESCRIPTION OF EXHIBIT
-------   -------------------------------------------------------

3.1+      Certificate of Incorporation of Registrant, as amended.

3.2++     Bylaws of Registrant, as amended and restated.

4.2+      Specimen of Registrant's Common Stock Certificate.

4.5+      Form of Registrant's Warrant Agreement.

4.6+      Form of Registrant's Option Agreement.

4.7+      Form of Registrant's Convertible Note Agreement.

10.36+    Registration Rights Agreement dated as of October 19,
          1995

10.37+    First Amendment to Registration Rights Agreement dated
          July 1, 1996

10.38+    Second Amendment to Registration Rights Agreement dated
          March 7, 1997

------------------------
+    Incorporated by reference from the registrant's Registration
Statement on Form S-4 (File No. 333-35563), under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission ("SEC") on September 12, 1997, as amended by Pre-Effective Amendment No. 1 filed with the SEC on October 27, 1997, Pre-Effective Amendment No. 2 filed with the SEC on November 24, 1997, Pre-Effective Amendment No. 3 filed with the SEC on January 27, 1998, and Pre-effective Amendment No. 4 filed with the SEC on February 5, 1998.

++   Incorporated by reference from the registrant's Annual
Report on Form 10-K for the year ended December 31, 1997 filed with the SEC on May 5, 1998.

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                            SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                         VASCO DATA SECURITY INTERNATIONAL, INC.

                         By:  T. Kendall Hunt
                              ---------------------------------
                              T. Kendall Hunt, President and
                              Chief Executive Officer